Exhibit 10.1

Extension Of Employment Agreement

This will confirm that the term of the Employment Agreement between Ibis Technology Corporation (“Ibis”) and Martin J. Reid dated November 12, 2003 (The “Agreement”) is extended by one year, to December 31, 2007 on the same terms and conditions as set forth in the Agreement. During this extended term, Mr. Reid will continue to serve as Chairmen, President and CEO of Ibis Technology Corporation.

Ibis Technology Corporation	Martin Reid
/s/ Ibis Technology Corporation	/s/ Martin Reid

Dated: August 17, 2006